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                       [KPMG PEAT MARWICK LLP LETTERHEAD]


                          Independent Auditors' Report
                          ----------------------------


The Board of Directors and Stockholders
Glacier Bancorp, Inc.:

We consent to incorporation by reference in the registration statement (No.33-94648) on Form S-8 of our report dated January 31, 1997 relating to the consolidated statements of financial condition of Glacier Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Glacier Bancorp, Inc.

As discussed in the notes to the consolidated financial statements, the Company changed its method of accounting for investments in debt and equity securities on January 1, 1994 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities".


                                        KPMG PEAT MARWICK LLP


Billings, Montana
March 26, 1997